EXHIBIT 23.2


                        CONSENT OF INDEPENDENT REGISTERED
                          CERTIFIED PUBLIC ACCOUNTANTS





         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the FINDWHAT.COM 2004 Stock Incentive Plan and the EMI Replacement Option Plan of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of Findwhat.com included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP
                                                          ----------------------

Tampa, Florida
June 29, 2004